UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2011

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 15, 2011, M. Kevin McEvoy, our President and Chief Executive Officer, will make a presentation at the Stephens Fall Investment Conference in New York City. Interested parties may view the presentation and supplemental conference handout slides by using the Investor Relations link at Oceaneering’s website, www.oceaneering.com, beginning on November 11, 2011 after 4:00 p.m., Central Standard Time. The handout includes a reconciliation of the non-GAAP term EBITDA used in the presentation. There will not be a webcast of the presentation.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Please note that certain information contained in the presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the “Safe Harbor” provisions of those statutes. Forward-looking statements are generally accompanied by words such as “estimate, “ “project, “ “predict,” “believe,” “expect,” “anticipate,” “plan,” “guidance,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements in the presentation include statements about:

•	Our belief that Oceaneering International, Inc.:

•	is leveraged to deepwater and subsea completion activities which feature excellent secular demand growth prospects;

•	is a market leader in providing ROV services and specialty subsea products; and

•	has excellent earnings, liquidity and cash flow;

•

Our belief that deepwater projects generally take years to develop, involve largely oil prospects with high production flow rates, are primarily undertaken by well capitalized customers and investment is predicated on long-term commodity price assumptions;

•

Our belief that Western Integrated Oil Companies (“IOCs”) will invest in the deepwater markets because the IOCs have restricted access to world class onshore reserves and deepwater offers compelling production growth and investment return prospects;

•	Our belief that it is highly probably that exploration success bodes well for the future and significant undiscovered potential remains;

•

Our belief that rig time per deepwater well, or drilling intensity, is on the rise as more complex plays like the Lower Miocene, Lower Tertiary and Pre-Salt are explored, supporting the build-up in the floating drilling market;

•	Our expectation that our 2011 earnings per share will be another record, in the range of $2.11 to $2.15, with guidance for the fourth quarter of 2011 of $0.48 to $0.52 of earnings per share;

•	Our 2012 earnings per share guidance range of $2.35 to $2.55;

•	Our expectation that during 2012 our products and services will experience continued international demand growth and a moderate rebound in overall activity in the U.S. Gulf of Mexico;

•	Our business segment guidance for 2012 compared to 2011, with projections that all of our operating business segments operating income will increase, with:

•	ROVs on greater service demand off West Africa and in the U.S. Gulf of Mexico;

•	Subsea Products on the strength of higher tooling sales and increased throughput at our umbilical plants; and

•

Subsea Projects on a gradual recovery in the U.S. Gulf of Mexico and a substantial increase in revenue and operating income due to an anticipated international expansion of our deepwater vessel project capabilities;

•

Our projection of generating at least $480 million of EBITDA in 2011 and $525 Million in 2012 (non-GAAP measure EBITDA reconciliation to net income provided in the Supplemental Financial Information section of the slides for the presentation);

•	Our belief that our liquidity and projected cash flow provide us with ample resources to invest in growth;

•	Our plans for our cash:

•	projected 2011 capital expenditures of around $280 million, of which $54 million is related to acquisitions;

•	expectation of investing around $200 million to $225 million in 2012, exclusive of acquisitions, with:

•	$125 million in our ROV segment for ROV upgrades and adding additional systems to our fleet; and

•	$75 million for our Subsea Products segment to support our umbilical, installation and workover control systems, and Houston manufacturing operations;

•	payment of a regular quarterly dividend of $0.15 per share, amounting to about $65 million annually; and

•	share repurchases;

•	Our current acquisition targets:

•	being within our market niches, particularly expansion of our Subsea Products;

•	having primarily an international focus;

•	pursuing larger acquisitions utilizing cash and debt financing to better leverage our balance sheet; and

•	being disciplined, not chasing overpriced deals for their strategic value;

•	Our belief that we will achieve record ROV segment operating income in 2011;

•	Our belief that floating rig demand:

•	is the primary market indicator for deepwater subsea activity; and

•	drives demand for ROVs in the exploration phase;

•	Our belief that drilling success drives demand for the specialty subsea hardware that we manufacture;

•	Our belief that future growth in demand for floating rigs seems assured;

•

Our expectation that we will continue to be the dominant provider of ROV services on “high-spec” floating drilling rigs, consisting of 5th and 6th generation semis and dynamically-positioned drillships;

•	Our expectation that 27 new floating rigs will be to be placed in service during 2011, and 24 new rigs will likely be placed in service during 2012;

•	Our expectation that, compared to 2010, in 2011 we will have slightly higher average ROV revenue per day on hire and fleet utilization;

•

Our expectation that, compared to 2011, in 2012 our days-on-hire will increase by improving our fleet utilization to 80% or more, as we benefit from increased demand off West Africa and the U.S. Gulf of Mexico, and we add 15 to 20 new vehicles to our fleet;

•	Our expectation of adding 20 to 22 new ROV systems in 2011, with four to six of those during the fourth quarter of 2011;

•	Our expectation that our 2011 oilfield ROV segment fleet size will grow by six to eight vehicles net of retirements, to a projected total of 266 to 268 ROVs;

•	Our expectation of retiring four to six ROVs in 2012;

•	Our anticipation of an 8th consecutive year of growth in ROV segment operating income on an increase in international demand for drill support services and expansion of our fleet;

•	Our expectation that our 2011 ROV operating margin to be slightly lower due to a change in geographic mix, primarily the result of a reduction in work in the U.S. Gulf of Mexico;

•	Our anticipation of another year in 2012 of record ROV segment operating income on an increase in days on hire and continued expansion of our fleet;

•	Our belief that the use of subsea trees is the key enabler in the development of deepwater reserves;

•	Expected increase of over 50% in subsea completions in the decade commencing 2010 compared to the decade of the 2000s;

•	Subsea tree orders forecast to be up approximately 33% in the period 2011 – 2015 compared to the period 2006 – 2010 on stronger demand in Africa, Asia and Brazil;

•	Forecasted subsea tree orders for 2011 to be slightly down from 2010 on lower Petrobras demand in Brazil;

•	Forecasted subsea tree orders for 2012 of about 560 trees, an all time high;

•	Our belief that we will achieve record Subsea Products segment operating income in 2011;

•

Our expectation that our 2011 Subsea Products operating income will be higher than that of 2010, due to increased umbilical plant throughput, higher installation and workover control system service, clamp, valve and tooling sales, partially due to the NCA acquisition;

•	Our expectation that our 2011 Subsea Products operating margin will be lower than in 2010, in the 17% to 18% range, due to a change in product mix, primarily the umbilical volume increase;

•	Our anticipation of Subsea Products operating income growth in 2012 of the strength of higher tooling sales and umbilical plant throughput;

•	Our belief that 2011 is likely to be our best year ever, and our expectation that 2012 will be even better;

•	Our belief that new emphasis on risk reduction in deepwater operations reinforces the benefit of our value sell;

•	Our belief that we have excellent earnings prospects and the financial resources to continue investing for growth and to fund our dividend and share repurchase programs;

•	Our projected EBITDA of $480 million to $485 million for 2011 and $525 million to $560 million in the EBITDA reconciliation to Net Income in the Supplemental Financial Information; and

•	Subsea production control umbilicals orders forecast to be up approximately 52% in the period 2011 – 2015 compared to the period 2006 – 2010 in the Supplemental Market Information.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels;

•	the level of production by non-OPEC countries;

•	the ability of oil and gas companies to generate funds for capital expenditures;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010 our subsequent Quarterly Reports on Form 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and
Treasurer

Date: November 11, 2011